                                                                    EXHIBIT 10.6


                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

           COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS
                               REINSURANCE TREATY

                           EFFECTIVE NOVEMBER 1, 1996

ARTICLE    SUMMARY                                                                  PAGE
-------    -------                                                                  ----

1         BUSINESS COVERED                                                           2
2         COMMENCEMENT AND TERMINATION                                               2
3         TERRITORY AND INURING REINSURANCE                                          3
4         EXCLUSIONS                                                                 3
5         COVERAGES AND AGGREGATE LIMITS                                             3
6         DEFINITIONS                                                                6
7         NET RETAINED LIABILITY                                                     8
8         COVERAGE A, PART A ADVANCE AND ACTUAL CONSIDERATION,                       9
          COVERAGE A, PART B ACTUAL CONSIDERATION AND CEDING COMMISSION,
          COVERAGE A ADDITIONAL COVERAGE CONSIDERATION, REINSURERS' EXPENSE
          CHARGE, COVERAGE B CONSIDERATION, COVERAGE C CONSIDERATION AND
          COVERAGE D CONSIDERATION
9         OFFSET AND SECURITY                                                        13
10        REPORTS AND LOSS SETTLEMENTS                                               13
11        PROFIT SHARING, FUNDS WITHHELD ACCOUNT, INTEREST CREDIT                    15
          AND EXPERIENCE ACCOUNT
12        LIABILITY OF THE REINSURER AND CURRENCY                                    17
13        COMMUTATION                                                                17
14        EXCESS OF ORIGINAL POLICY LIMITS                                           18
15        EXTRA CONTRACTUAL OBLIGATIONS                                              18
16        ERRORS AND OMISSIONS                                                       18
17        ACCESS TO RECORDS                                                          19
18        ACTUARIAL REVIEW                                                           19
19        LOSS RESERVE AND ADVANCE PREMIUM FUNDING                                   19
20        FUNDS WITHHELD TRUST ACCOUNT                                               20
21        INSOLVENCY                                                                 20
22        ARBITRATION                                                                21
23        CHANGES IN ADMINISTRATIVE PRACTICES                                        22
24        TAXES                                                                      22
25        SERVICE OF SUIT                                                            22
26        NO ASSIGNMENT                                                              23
27        INTERMEDIARY                                                               23

                  COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC
                                 EXCESS OF LOSS
                         REINSURANCE AGREEMENT NO. 1996

                                     BETWEEN

               THE REINSURERS SUBSCRIBING THE RESPECTIVE INTERESTS
                        AND LIABILITIES AGREEMENTS HERETO

                        (HEREINAFTER CALLED "REINSURERS")

                                       AND

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY

                    (HEREINAFTER CALLED THE "CEDING COMPANY")

                          ARTICLE 1: BUSINESS COVERED


This Treaty shall indemnify the Ceding Company with respect to Ultimate Net Losses which may accrue to the Ceding Company under any and all Policies subject to the Terms and Conditions of this Treaty.

As respects all Coverages hereon, the Reinsurers shall provide coverage on a risks attaching basis for each Coverage Year in respect of all of the Ceding Company's Policies underwritten during each respective Coverage Year. Premiums received in advance of each Coverage Year are deemed to be part of the Subject Net Written Premium for that Coverage Year. Coverage shall in all cases follow the underlying basis of coverage of the original Policies written by the Ceding Company. For all purposes, the "Permanent Protection Policies (PPP)" written by the Ceding Company shall in all cases be deemed to cover on a losses occurring during basis of underlying coverage. Reinsurers shall be subject to all of the conditions of the PPP including policy limits and the aggregate limit formula under the extended reporting coverage therein.

Reinsurers shall remain liable for all losses covered as detailed above during the Term until all such losses are paid or this Treaty is commuted.

                    ARTICLE 2: COMMENCEMENT AND TERMINATION

This Treaty is effective November 1, 1996 and shall remain continuously in effect thereafter unless terminated. Either party may terminate this Treaty at any November 1st by giving the other party not less than 90 days prior written notice by certified mail. Unless otherwise mutually agreed, reinsurance hereunder on Business Covered in force at the effective date of termination shall remain in full force and effect until expiration, cancellation or next anniversary of such business, whichever first occurs, but in no event beyond 12 months following the effective date of termination plus any extension of coverage for extended reporting provided under the original policies of the Ceding Company.

Should this Treaty expire while a Coverage A loss covered in respect of a loss occurrence policy, such as the PPP, is in progress, the Reinsurers shall be responsible for the loss in progress in the same manner and to the same extent they would have been responsible had the Treaty expired the day following the conclusion of the loss in progress.

                  ARTICLE 3: TERRITORY AND INURING REINSURANCE


This Treaty will cover Policies written within the United States of America. All other Reinsurance Agreements that inure to the benefit of this Treaty shall be deemed in place until all liability of the Reinsurers hereon is finalized by payment of all losses or commutation.

                             ARTICLE 4: EXCLUSIONS

This Treaty shall not apply to and specifically excludes:

A.       Workers' Compensation Insurance;

B. Insolvency funds, in accordance with the Insolvency Funds Exclusion Clause. attached hereto;

C.       Business assumed from Pools, Syndicates, and Associations.

D. Business excluded by the attached Nuclear Incident Exclusion Clause - Liability Reinsurance - U.S.A., except that provisions of this clause shall not apply to liability arising out of the practice of Nuclear Medicine and activities relating to Nuclear Medicine by the original insured.

E. War Risks, in accordance with the North American War Exclusion Clause attached hereto;

F.       Unallocated Loss Adjustment Expenses as described in ARTICLE 6, Section
         E.

G. Underlying Policies written by the Ceding Company on an aggregate basis (provider stop loss).


                   ARTICLE 5: COVERAGES AND AGGREGATE LIMITS

A.       Coverage A, Part A - 75% Quota Share Coverage


         Reinsurers shall indemnify the Ceding Company for 75% (seventy five percent) quota share of Ultimate Net Loss arising from covered losses for each applicable Coverage Year during the Term of this Treaty subject to the Coverage A Aggregate Limit hereon. This Quota Share shall be in respect of the Business Covered exposure period related to Coverage A Advance Consideration only.

         The Aggregate Limit for each Coverage Year Coverage A, Part A shall equal 167% (one hundred sixty-seven percent) of Coverage A, Part A Advance Consideration. If the quota share is converted to an aggregate excess coverage, the Aggregate Limit for Coverage A, Part A shall be zero dollars for the respective Coverage Year.

         If the quota share is not converted to an aggregate excess coverage, the Ceding Company shall track the advance premium by policy to the coverage time afforded by the advance premium under each policy. The quota share shall cover the Ceding Company on the basis of the coverage of the underlying original policies during such advance premium coverage time.

         The Coverage A quota share can be converted to an aggregate excess of loss coverage during the first quarter retroactive to January 1st of any applicable Coverage Year. This conversion is at the mutual agreement of the Ceding Company and the Reinsurers and is subject to the following conditions not being present prior to the conversion date:

         1.       The Ceding Company's A.M. Best Rating falls below C; and

         2. The Ceding Company's surplus crops below $60,000,000 (sixty million dollars).

         If both of these conditions are present during the first quarter, then Coverage A, Part A quota share coverage cannot be converted into the aggregate excess of loss for the applicable Coverage Year.

         Coverage A, Part B.

         Should the Ceding Company's Loss Ratio exceed 75% (seventy-five percent) (hereinafter called the Retention), the Reinsurers shall be liable for 100% (one hundred percent) of the paid amount of Ultimate Net Losses in excess of the Retention subject to a maximum Aggregate Limit of 75% (seventy-five percent) of SNWP unless the Reinsurers agree to provide additional Aggregate Limit as per the following paragraph. This aggregate excess coverage shall cover the Ceding Company on the basis of the coverage of the underlying original policies. If the quota share is converted to aggregate excess of loss coverage, the aggregate coverage shall also cover the Ceding Company on the basis of the coverage of the underlying original policies during the coverage time pertaining to advance premium deposits received through December 31st preceding the respective Coverage Year. If the quota share is not converted to aggregate excess of loss coverage, the aggregate excess shall not cover the underlying original policies during the coverage time pertaining to advance premium deposits received through December 31st preceding the respective Coverage Year.

         The Reinsurers may unilaterally and individually offer at any time, and the Ceding Company shall accept and purchase additional coverage up to 100% (one hundred percent) of the paid amount of Ultimate Net Losses in excess of the Ceding Company's Loss Ratio of 150% (one hundred fifty percent) subject to a maximum aggregate additional limit of 5.6% (five point six percent) of SNWP. In no event shall Reinsurers be liable for more than $130,000,000 (one hundred and thirty million dollars) in the aggregate for Coverage A, Part B for each Coverage Year.

         Coverages B, C and D hereon shall inure to Coverage A, Parts A and B. Therefore, Ultimate Net Losses in respect of the Ceding Company's Net Retained Liability shall be reduced by any amounts recoverable in respect of Coverages B, C and D.

B.       Coverage B

         The Reinsurers shall indemnify the Ceding Company for 100% (one hundred percent) up to $10,250,000 (ten million, two hundred and fifty thousand dollars) of the indemnity portion of the paid amount of Ultimate Net Losses (exclusive of Loss Adjustment Expense) each and every loss per insured excess of $750,000 (seven hundred and fifty thousand dollars) of the indemnity portion of the paid amount of Ultimate Net Losses (exclusive of Loss Adjustment Expense) each and every loss per insured, plus pro rata Loss Adjustment Expenses in respect of Business Covered. In no event shall Reinsurers be liable for more than $14,250,000 (fourteen million, two hundred fifty thousand dollars) inclusive of both the indemnity portion of Ultimate Net Loss and pro rata Loss Adjustment Expenses in respect of Coverage B hereon for each Coverage Year.

         The Ceding Company shall retain an aggregate deductible equal to 20% (twenty percent) of cumulative SNWP for each Coverage Year. This deductible shall apply to the aggregate sum of per insured indemnity portion of Ultimate Net Losses (exclusive of Loss Adjustment Expenses) $2,250,000 (two million, two hundred and fifty thousand dollars) excess of $750,000 (seven hundred and fifty thousand dollars) each and every loss. Pro rata Loss Adjustment Expenses shall be covered and apply to the aggregate deductible. Also, the Ceding Company shall retain $8,000,000 (eight million dollars) for each Coverage Year in respect of the aggregate sum of per insured indemnity portion of Ultimate Net Losses (exclusive of Loss Adjustment Expenses) for the layer $8,000,000 (eight million dollars) excess of $3,000,000 (three million dollars) each and every loss. Pro rata Loss Adjustment Expenses shall also be covered and apply to the aggregate deductible. Coverage B shall inure to Coverage A, Part A or B hereon as applicable, and Coverage C hereon.

         All of the indemnity portion of Ultimate Net Losses plus pro rata Loss Adjustment Expense retained by the Ceding Company as part of the above aggregate deductible, shall be part of the Ceding Company's Net Retained Liability and, therefore, covered under Coverage A, Parts A or B hereon as applicable.

C.       Coverage C

         Reinsurers shall indemnify the Ceding Company for 100% (one hundred percent) up to $14,250,000 (fourteen million, two hundred and fifty thousand dollars) of the indemnity portion of the paid amount of Ultimate Net Loss (exclusive of Loss Adjustment Expenses) excess of $750,000 (seven hundred and fifty thousand dollars) of the indemnity portion of the paid amount of Ultimate Net Loss (exclusive of Loss Adjustment Expenses) per Loss Occurrence as respects Loss Occurrences during the Term. Pro rata Loss Adjustment Expenses shall also be covered. Notwithstanding the definition of Ultimate Net Loss as per Section D of ARTICLE 6: DEFINITIONS, Loss Adjustment Expense shall be excluded from the determination of Ultimate Net Loss referenced in this Coverage C. Reinsurers shall, however, indemnify the Ceding Company for pro-rata Loss Adjustment Expenses in addition to loss indemnity amounts subject to an Aggregate Limit in all equal to $14,250,000 (fourteen million, two hundred and fifty thousand dollars) for each Coverage Year. Coverage C shall inure to Coverage A, Part A or B hereon, as applicable.

D.       Coverage D

         Reinsurers shall indemnify the Ceding Company for 100% (one hundred percent) up to $5,000,000 (five million dollars) of the paid amount of Ultimate Net Losses (exclusive of Loss Adjustment Expense) each and every loss per insured excess of $11,000,000 (eleven million dollars) of the paid amount of Ultimate Net Losses (exclusive of Loss Adjustment Expense) each and every loss per insured, plus pro rata Loss Adjustment Expense in respect of Covered Losses. In no event shall Reinsurers be liable for more than $7,500,000 (seven million, five hundred thousand dollars) for each Coverage Year inclusive of both the indemnity portion of Ultimate Net Loss and pro rata Loss Adjustment Expenses in respect of Coverage D hereon.

         For each Coverage Year, the Ceding Company shall retain $5,000,000 (five million dollars) in respect of aggregate per insured Ultimate Net Losses (exclusive of Loss Adjustment Expense) in the layer $5,000,000 (five million dollars) excess of $11,000,000 (eleven million dollars) of indemnity losses otherwise recoverable under Coverage D plus pro rata Loss Adjustment Expense. Coverage D shall inure to Coverage A, Part A or B as applicable and Coverages B and C hereon.

         Ultimate Net Losses within the aggregate deductible shall be part of the Ceding Company's Net Retained Liability and, therefore, covered under either the Coverage A, Part A Quota Share or Part B Aggregate Excess coverage, as applicable.

                             ARTICLE 6: DEFINITIONS

A. "Cumulative Subject Net Written Premiums" (SNWP) shall mean for the respective Coverage Year, the cumulative Net Written and Assumed Written Premium Income less cancellations and returns and less premiums paid for all other reinsurances for the Coverage Year, except for Non-Traditional Reinsurance Agreements which shall be disregarded for the calculation of SNWP.

         If the Coverage A, Part A Quota Share is converted to the Coverage A, Part B Aggregate Excess of Loss coverage, SNWP shall include all direct advance premium for the Coverage Year. If the Coverage A, Part A Quota Share continues as is, SNWP shall exclude the SNWP related to all the direct advance premium for the respective Coverage Year. Direct advance premium refers to all actual amounts collected by the Ceding Company from its insureds in advance of the respective Coverage Year.

B.       1.       "Non-Traditional Reinsurance Agreements" shall mean any
                  reinsurance agreement which allows for Profit Sharing (or any other form of contractual adjustment) exceeding 25% (twenty five percent) of initial reinsurance premium paid. This definition does not apply to the Ceding Company's inuring swing rated excess reinsurance coverages.

         2. "Traditional Reinsurance Agreements" shall mean any reinsurance agreement which is not a non-traditional reinsurance agreement.

C. The term "Ultimate Net Loss" means the actual loss including any and all vicarious liability, arising from a Loss Occurrence as covered in accordance with ARTICLE 1: BUSINESS COVERED, including pro rata Loss Adjustment Expense, 80% (eighty) of Loss in Excess of Policy Limits and 80% (eighty percent ) of Extra Contractual Obligations, and including losses incurred but not yet reported, all paid, payable, or to be paid, by the Ceding Company after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether such reinsurance is collectible or not; provided, however, that in the event of the insolvency of the Ceding Company, payment by the Reinsurers shall be made in accordance with the provisions of the Insolvency Article. Nothing herein shall be construed to mean that losses under this Treaty are not recoverable until the Ceding Company's Ultimate Net Loss has been ascertained.

D. Ultimate Net Loss shall exclude from coverage hereon, all combined XPL and ECO liability in excess of $15,000,000 (fifteen million dollars) any one loss occurrence or claim first made and $30,000,000 (thirty million dollars) in the aggregate for each Coverage Year. Both of these amounts shall be after applying the 80% (eighty percent) factor for XPL/ECO coverage. The $15,000,000 (fifteen million dollars), therefore, relates to $18,750,000 (eighteen million, seven hundred and fifty thousand dollars) of XPL/ECO liability from ground up in respect of a single occurrence and $30,000,000 (thirty million dollars) relates to $37,500,000 (thirty seven million, five hundred thousand dollars) of aggregate XPL/ECO Ultimate Net Loss for each Coverage Year.

E. "Loss Adjustment Expense" means all costs and expenses allocable to a specific claim or claims that are incurred by the Ceding Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; and c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss Adjustment Expense does not include unallocated Loss Adjustment Expense. Unallocated Loss Adjustment Expense includes, but is not limited to, salaries and expenses of employees, and office and other overhead.

F. "Policies" means any and all original policies, contracts, and binders of insurance or reinsurance underwritten by the Ceding Company and classified under the listing below.

         "Policies" shall also mean assumed reinsurance from Lawrenceville Re, Ltd. of Bermuda (Lawrenceville Re), American Medical Mutual (AMM) of Vermont and Lawrenceville Property and Casualty Insurance Company, Inc. of Virginia (LP&C), in respect of assumed reinsurance underwritten by Lawrenceville Re and original policies underwritten by AMM and LP&C and classified also as:

              Medical and Dental Practitioner Professional Liability
               (including HIV Endorsement Coverage)*
              Directors and Officers Liability
              All Property and Other Coverages as provided in conjunction with
               Professional Liability Coverages
              Property Highly Protected Risk Assumed ->
              Medical Office Policy Coverages
              Hospital Professional Liability
              Other Health Care Institution Liability
              Professional Premises Liability
              Commercial General Liability
              Excess/Umbrella Liability
              Errors and Omissions Liability

              *Policies shall only include HIV coverage to insured medical and dental practitioners of the Ceding Company. Coverages for others for HIV shall only be available upon Reinsurers' approval.

         "Policies" shall also mean assumed reinsurance from Underwriters Reinsurance Company (URC). URC business will be casualty facultative assumed business. Policies shall also include other assumed reinsurance subject to ARTICLE 7: NET RETAINED LIABILITY.

G. "Loss Ratio" means the ratio of Ultimate Net Losses incurred divided by Cumulative Subject Net Written Premium as of the date of calculation.

H. "Ceded Loss Ratio" means the ratio of ceded Ultimate Net Losses incurred divided by Cumulative Subject Net Written Premium as of the date of calculation for the respective Coverage Year.

I. "Loss Occurrence" means Loss Occurrence or medical incident, or otherwise the event giving rise to coverage, all as defined and provided within the underlying Policies underwritten by the Ceding Company.

J. "Coverage Year" mans such separate period beginning January 1st and ending December 31st for the Term of this Treaty.

K. "Term" means the period November 1, 1996 through December 31, 1997 and each and every Coverage Year thereafter that this reinsurance treaty is in effect. There will no be no coverage for policies with advance premium payment on or after November 1 termination in respect of the subsequent Coverage Year.

                       ARTICLE 7: NET RETAINED LIABILITY

Coverage A applies only to that portion of any Loss Occurrence or claim first made which the Ceding Company retains net for its own account. All other Reinsurance Agreements, including Coverages B, C and D hereon, shall inure to the benefit of this Treaty and be deemed in place until all liability hereon is finalized.

The Ceding Company warrants that the minimum Net Retained Liability is $750,000 (seven hundred and fifty thousand dollars) per insured and $1,000,000 (one million dollars) per event for insureds in New Jersey and $200,000 (two hundred thousand dollars) per insured and $600,000 (six hundred thousand dollars) per event for insureds in other states.

The Ceding Company warrants that the maximum Net Retained Liability is as follows:

       Policies Classified As:                  Maximum Net Retained Liability
       -----------------------                  ------------------------------
       Errors and Omissions Liability           $ 2,000,000 any one policy

       Directors & Officers Liability           $ 2,000,000 any one policy

       Medical Office Policy                    $ 2,000,000 any one policy for property coverages
                                                $ 2,000,000 any one policy for casualty coverages

       All Other Property Insurance             $   500,000 any one policy
        including HPR Risks

       Assumed Reinsurance from AMM             $14,990,000 per claim per insured

       Policies Classified As:                  Maximum Net Retained Liability
       -----------------------                  ------------------------------
       Assumed Reinsurance from URC             $ 250,000 per claim per underlying insured

       Assumed Reinsurance from LP&C            $15,000,000 per claim per insured
        and Lawrenceville Re

       All Assumed Reinsurance Combined         250% of all combined assumed reinsurance
       except for Lawrenceville Re, AMM         excluding Lawrenceville Re, AMM & LP&C
        and LP&C business                       SNWP in the aggregate.

       All Other Policies                       $15,000,000 per claim per insured

The above figures pertain to indemnity only. Therefore, Net Retained Liability would be increased in respect of pro rata Loss Adjustment Expenses. The Ceding Company must obtain special acceptance from Reinsurers prior to exceeding the above maximum Net Retained Liability.

Furthermore, it is warranted that less than 15% (fifteen percent) of the Ceding Company's SNWP during the Term of this Treaty will apply to the business where the Ceding Company's Net Retained Liability is below $750,000 (seven hundred and fifty thousand dollars) on a per insured and $1,000,000 (one million dollars) on a per event basis. Also, it is warranted that less than 5% (five percent) of the Ceding Company's SNWP or $7,000,000 (seven million dollars), whichever is greater, will originate from assumed reinsurance business other than Lawrenceville Re, AMM and LP&C.

         ARTICLE 8: COVERAGE A, PART A ADVANCE AND ACTUAL CONSIDERATION COVERAGE A, PART B ACTUAL CONSIDERATION AND CEDING COMMISSIONS,
              REINSURERS' EXPENSE CHARGE, COVERAGE B CONSIDERATION COVERAGE C CONSIDERATION AND COVERAGE D CONSIDERATION

A. Coverage A, Part A Advance and Actual Consideration - As consideration for Coverage A, Part A for each Coverage Year, the Ceding Company shall pay the Reinsurers annually 75% (seventy five percent) of all direct advance premium deposits received through December 31st of a respective Coverage Year. Such Consideration shall be credited to the Funds Withheld Account on the November 1st preceding the respective Coverage Year. Coverage A Advance Consideration shall be provisionally based upon the direct advance premium deposit estimated and reported by the Ceding Company on or before December 15th preceding each Coverage Year. The Ceding Company shall recalculate a final amount within 45 (forty five) days subsequent to January 1st of the respective Coverage Year. Any additional amount due shall be credited to the Funds Withheld Account on the November 1st preceding the respective coverage years. Any return amount due shall be debited to the Funds Withheld Account on the November 1st preceding the respective Coverage Year.

         Coverage A, Part B Actual Consideration - Commencing with the calendar quarter ending December 31st of each Coverage Year and each subsequent calendar quarter end, the Ceding Company shall calculate the required Coverage A, Part B Actual Consideration within 45 (forty five) days of each calendar quarter end. Actual Consideration shall be based upon the result of dividing ceded Coverage A, Part B Ultimate Net Losses by SNWP as of each calculation date (hereinafter called the Ceded Loss Ratio) for the respective Coverage Year.

         The Actual Consideration for Coverage A, Part B shall be based upon the percentage of SNWP corresponding to the Ceded Loss Ratio as determined per the table and narrative below for the respective Coverage Year:

                 Ceded               Actual                     Ceded             Actual
                 Loss                Consideration              Loss              Consideration
                 Ratio               Coverage A, Part B         Ratio             Coverage A, Part B
                 -----               (% of SNWP)                ------            (% of SNWP)
                                     -----------                                  -----------
                 0 - 16              9.169                      46                24.709
                 17                  9.649                      47                25.441
                 18                  10.158                     48                26.173
                 19                  10.667                     49                26.682
                 20                  11.173                     50                27.191
                 21                  11.685                     51                27.700
                 22                  12.194                     52                28.209
                 23                  12.703                     53                28.718
                 24                  12.989                     54                29.227
                 25                  13.275                     55                29.736
                 26                  13.560                     56                30.245
                 27                  13.846                     57                30.754
                 28                  14.132                     58                31.263
                 29                  14.417                     59                31.772
                 30                  14.926                     60                32.281
                 31                  15.435                     61                32.790
                 32                  15.944                     62                33.299
                 33                  16.453                     63                33.808
                 34                  16.962                     64                34.317
                 35                  17.471                     65                34.826
                 36                  17.980                     66                35.335
                 37                  18.489                     67                35.844
                 38                  18.998                     68                36.353
                 39                  19.507                     69                36.862
                 40                  20.016                     70                37.371
                 41                  20.749                     71                37.880
                 42                  21.481                     72                38.389
                 43                  22.214                     73                38.899
                 44                  23.095                     74                39.408
                 45                  23.976                     75                39.917

         If Ceded Loss Ratios are between the above table loss ratios, the Actual Consideration percentage of SNWP shall be pro-rated between the table Ceded Loss Ratio values.

         The Actual Consideration for each Coverage Year shall be equal to the cumulative SNWP for each Coverage Year multiplied by the percentage determined by the above narrative and table calculations.

         For each Coverage Year, the Ceding Company shall credit the Funds Withheld Account for this Actual Consideration less all prior payments of both Coverage A, Part A Actual Consideration, if applicable, and Coverage A, Part B Actual Consideration adjustments to date to Reinsurers providing that Coverage A, Part A is converted to Coverage A, Part B. If the sum of the prior payments of Coverage A, Part B Actual Consideration adjustments and Coverage A, Part A Actual Consideration exceed the Coverage A, Part B Actual Consideration amount due, the Ceding Company shall debit the Funds Withheld Account for such return Coverage A, Part B Actual Consideration adjustment. If, however, Coverage A, Part A Quota Share is not converted to the Coverage A, Part B Aggregate Excess of Loss, Coverage A, Part A Actual Consideration shall not be subtracted from Actual Consideration.

         For each individual Coverage Year, all Coverage A, Part A Actual Consideration and Coverage A, Part B Actual Consideration less Reinsurers' Expense Charge shall be withheld by the Ceding Company in the Funds Withheld Account for the benefit of Reinsurers.

         All Coverage A Actual Consideration adjustments and Advance Consideration shall be deemed to be credited or (debited) from the Funds Withheld Account as of November 1st of the preceding Coverage Year for Interest Credit purposes hereon. Therefore, any adjustments to increase Coverage A Actual Consideration shall result in an Interest Credit from November 1st of the preceding Coverage Year to date for such adjustment. Any adjustments to decrease the Coverage A Actual Consideration shall result in a reduction of Interest Credit from November 1st of the preceding Coverage Year to date for such adjustment.

         Coverage A Additional Coverage Consideration - In addition to Coverage A, Part B Actual Consideration for each Coverage Year, the Ceding Company shall credit the Funds Withheld Account for an amount equal to 42.5% (forty-two point five percent) of additional coverage, if any, provided by Reinsurers. All such Consideration, if any, shall be credited to the Funds Withheld Account as of November 1st of the preceding Coverage Year for purposes of Interest Credit hereon.

         Ceding Commission - Reinsurers shall allow a Ceding Commission of $1,200,000 (one million, two hundred thousand dollars) to be due to the Ceding Company on November 1st of the preceding Coverage Year. There shall be no increase or decrease to this amount based upon loss experience under this Treaty. The Ceding Company shall debit the Funds Withheld Account as of November 1st of the preceding Coverage Year for all Ceding Commissions.

B.       Reinsurers' Expense Charge

         The Ceding Company shall pay Reinsurers for each Coverage Year a Reinsurers' Expense Charge equal to X%, as detailed in the table below, of all Coverage A, Part A and Part B Actual Consideration, including the Coverage A, Part A Advance Consideration subject to a minimum amount of $2,275,000 (two million, two hundred and seventy five thousand dollars) inclusive of intermediary commission, by direct payment to Reinsurers hereon. There shall be no Reinsurers' Expense Charge in respect of Coverage A Additional Coverage Consideration, Coverage B Consideration, Coverage C Consideration and Coverage D Consideration.

         For each Coverage Year X shall provisionally be 9.0% (nine percent) as respects Coverage A, Part A Advance Consideration for purposes of calculation and payment upon consummation of this Treaty and on or about November 1st prior to each renewal Coverage Year. The Reinsurers' Expense Charge on both the Coverage A, Part A Actual Consideration and Coverage A, Part B Actual Consideration adjustments shall be determined, redetermined and paid annually within 60 (sixty) days in arrears of each calendar year end. Payments shall be made by direct payment from the debtor to creditor party at such times.

         There shall be no interest paid to Reinsurers on Reinsurers' Expense Charge paid or refund of interest on Reinsurers' Expense Charge which is refunded under this Treaty, upon return Actual Consideration adjustments, if any.

         X% for both Coverage A, Part A and Part B shall be based upon Coverage Year Ceded Loss Ratio bands as follows:

                 Ceded Loss Ratio                                            X%
                 ----------------                                            --
         Greater than or equal to     0%    Less than or equal to   23.0%   6.0
         Greater than              23.0%    Less than or equal to   29.0%   7.0
         Greater than              29.0%    Less than or equal to   34.0%   8.0
         Greater than              34.0%    Less than or equal to   45.0%   9.0
         Greater than              45.0%    Less than or equal to   65.0%   8.0
         Greater than              65.0%    Less than or equal to   72.0%   7.0
         Greater than              72.0%                                    6.0


         For purposes of Interest Credit hereon as per ARTICLE 11, Section C, all Reinsurers' Expense Charge shall be deemed debited or credited as applicable from the Funds Withheld Account as of November 1st of the preceding Coverage Year.

C.       Coverage B Consideration

         The Ceding Company shall credit to the Funds Withheld Account as of November 1st of the preceding Coverage Year, a Coverage B Consideration equal to 80% (eighty percent) of the sum of Coverage B indemnity portion of Ultimate Net Loss and pro rata Loss Adjustment Expenses recoverable from Reinsurers for the Coverage Year subject to a maximum Consideration of $11,400,000 (eleven million, four hundred thousand dollars). Determination of Coverage B Consideration shall be made within 45 (forty five) days following each calendar quarter end. All Coverage B Consideration and adjustments for subsequent reporting shall be deemed credited or debited as appropriate from the Funds Withheld Account as of November 1st of the preceding Coverage Year. Interest Credit shall be from November 1st of the preceding Coverage Year forward based upon the ultimate Coverage B Consideration.

D.       Coverage C Consideration

         The Ceding Company shall credit to the Funds Withheld Account as of November 1st of each Coverage Year, a Coverage C Consideration equal to 43.7% (forty three point seven percent) of Coverage A, Part A Advance Consideration on or before February 15th of each Coverage Year to maintain coverage for Coverage C. If, however, the Ceding Company warrants no losses to

         Coverage C under this Treaty on or before February 15th of each Coverage Year, the Coverage C Consideration shall be waived in its entirety for the respective Coverage Year.

E.       Coverage D Consideration

         The Ceding Company shall pay to Reinsurers, in addition to all other Consideration, Advance Consideration in respect of Coverage D of $3,500,000 (three million, five hundred thousand dollars) for each individual Coverage Year as soon as practicable on or after November 1st preceding each individual Coverage Year. Coverage D Consideration is a cash payment to Reinsurers and, therefore, is not included in the Funds Withheld Account.

                         ARTICLE 9: OFFSET AND SECURITY

A. Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of Consideration or losses and allocated Loss Adjustment Expenses or otherwise, due from such party to another party under this Treaty, against any amounts, whether on account of Consideration or losses and allocated Loss Adjustment Expenses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming Reinsurers or Ceding Company in this Treaty.

B. Each party hereby assigns and pledges to the other party (or to each other party, if more than one ) all of its rights under this Treaty to receive Consideration or loss payments at any time from such other party ("Collateral"), to secure its Consideration or loss obligations to such other party at any time under this Treaty ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

C. The security interest described herein, and the term "Collateral", shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Treaty delivered to such party.

D. Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Treaty.

                    ARTICLE 10: REPORTS AND LOSS SETTLEMENTS

A. Within 60 (sixty) days following the end of each calendar quarter, the Ceding Company will report in writing to the Reinsurers for each Coverage Year:

         1.       SNWP for the quarter and cumulative SNWP.

         2.       All Consideration calculations as necessary.

         3. Summary of subject Ultimate Net Losses paid during the period and inception to date.

         4. Summary of Ultimate Net Losses outstanding including a report of incurred but not reported amounts.

         5. The amount of Ultimate Net Losses ceded to this Treaty for the period and inception to date indicating amounts due and outstanding.

         6. Individual claim information (claim managers report) for all individual claims in excess of $2,000,000 (two million dollars) indemnity from ground up and for claims in excess of $750,000 (seven hundred and fifty thousand dollars) upon Reinsurers' specific request.

         7. Any other information needed by the Reinsurers to evaluate this Treaty which is reasonably available to the Ceding Company.

         8. A report detailing the activity and balance within the Funds Withheld Account.

B.       1.       Coverage A Loss Settlements

                  Following each quarterly report, the Reinsurers shall pay all cumulative Ultimate Net Losses Paid in respect of Business Covered by the Ceding Company on and after January 1st of each respective Coverage Year in excess of the Ceding Company's Retention subject to the Aggregate Limits hereon. Payment shall be made at 90 (ninety) days following each calendar quarter end, if paid by Reinsurers from other funds of the Reinsurers. Loss Settlements shall be first paid by deduction from the Funds Withheld Account, this account shall be debited at 90 (ninety) days following each calendar quarter. Loss reimbursement at any calendar quarter for each Coverage Year shall be equal to the amount of such cumulative Ultimate Net Losses Paid at each date in excess of the Retention less net loss reimbursements previously made by the Reinsurers, subject to the Aggregate Limits in accordance with Section A of
                  ARTICLE 5: COVERAGES AND AGGREGATE LIMITS.

         2.       Coverage B and C Loss Settlements

                  Following each calendar quarter report, the Reinsurers shall pay all covered Coverage B and C Ultimate Net Losses paid by the Ceding Company on and after January 1st of each respective Coverage Year in respect of Business Covered subject to and in accordance with Sections B and C of ARTICLE 5: COVERAGES AND AGGREGATE LIMITS. Payment shall be made at 90 (ninety) days following each calendar quarter, if paid by Reinsurers from other funds of the Reinsurers. Loss Settlements shall be first paid by deduction from the Funds Withheld Account; this account shall be debited at 90 (ninety) days following each calendar quarter.

         3.       Coverage D Loss Settlements

                  Following each calendar quarter report, the Reinsurers shall pay all covered Coverage D Ultimate Net Losses paid by the Ceding Company on or after January 1 of each respective Coverage Year in respect of the Business Covered subject to and in accordance with

                  ARTICLE 5: COVERAGES AND AGGREGATE LIMITS. Payments shall be made from the Reinsurers' funds by the Reinsurers 90 (ninety) days following each calendar quarter.

         3.       Order of Settlements

                  All loss payments under B.1. and B.2., including all Commutation payments, if any, above will be firstly made by deduction from the Consideration and then from the Interest Credit components of the Funds Withheld Account by the Ceding Company until depleted. Thereafter, Reinsurers shall pay from other funds of Reinsurers subject to all of the terms hereon.

              ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT,
                     INTEREST CREDIT AND EXPERIENCE ACCOUNT

A.       Profit Sharing

         Upon finalization of the payment of all losses recoverable hereon and/or Commutation for any Coverage Year, if any, the Reinsurers will pay to the Ceding Company 50% (fifty percent) of the remaining Funds Withheld Account balance, if any received by the Reinsurers.

         In addition, upon finalization of all ceded Ultimate Net Losses by payment/or Commutation for any Coverage Year, the Ceding Company is to receive within 45 (forty-five) days 100% (one hundred percent) of the residual Experience Account (net of amounts used to make commutation payment) for the respective Coverage Year, subject to the Experience Account being a positive amount for the applicable Coverage Year upon finalization of all ceded Ultimate Net Losses for that Coverage Year. Unless Coverage A is commuted, the Experience Account shall not be payable for ten years from the beginning of the respective Coverage Year being commuted. (Payment of Profit sharing in accordance with this Article shall release the Reinsurers from all current and future liability hereunder for the respective Coverage Year.)

B.       Funds Withheld Account

         For purposes of this Article, the Ceding Company shall maintain a cumulative Funds Withheld Account separately for each individual Coverage Year comprised of the following Coverage Year amounts:

         1. The Funds Withheld Account at October 30th preceding the Coverage Year shall be equal to zero.

         2. The Funds Withheld Account at each subsequent calendar quarter end shall be equal to:

                  a. The Funds Withheld Account at the end of such prior calendar quarter; plus

                  b. Any amounts credited or debited during the quarter for the following:

                           Coverage A, Part A Advance and Actual Consideration, Coverage A, Part B Actual Consideration including adjustments, Coverage A Additional Coverage Consideration, Coverage B Consideration and Coverage C Consideration, if any; less

                  c.       Reinsurers' Expense Charge, if any; less

                  d.       Ceding Commissions; less

                  e. Ceded Ultimate Net Losses paid under this Treaty for the prior calendar quarter from the Funds Withheld Account (including Commutation payments); plus

                  f.       Interest Credit;

         The Ceding Company shall report balances quarterly to the Reinsurers as soon as practicable but no later than 75 (seventy five) days in arrears of each calendar quarter end.

         The Reinsurers shall not transfer or assign their rights to the Funds Withheld Account hereon unless this Treaty is surrendered and a new Treaty is issued. Under any and all circumstances, the Ceding Company must make a book entry of a transfer or assignment in order for such transfer or assignment to be valid.

C.       Interest Credit

         For each Coverage Year, the Ceding Company shall credit the Funds Withheld Account monthly at each month end with interest calculated by applying a monthly rate equal to one-twelfth (1/12th) of the percentage stipulated below multiplied by the actual daily average Funds Withheld Account balance for the respective calendar month, where the percentage equals:

         8.28% if the 12 month U.S. Treasury Bill rate is 8.28% or less:
         or

         8.28% + 50% of the amount by which the 12 month U.S. Treasury Bill rate is greater than 8.28%.

         The 12 month U.S. Treasury Bill rate to be used each year is the rate in effect on the first business day of each year as reported in the Wall Street Journal on the second business day of each year.

         Interest Credit shall continue even in the event of the Ceding Company's insolvency.

         All Reinsurers' Expense Charges shall be deemed debited from the Funds Withheld Account as of the November 1st preceding the applicable Coverage Year.

D.       Experience Account

         The Reinsurers will establish, maintain and report to the Company balances and changes to the Experience Account for each Coverage Year independently which is comprised of the following cumulative accounts:

         1.       Coverage D Consideration; plus

         2. 5% (five percent) Annual Interest Credit on the average Experience Account balance for the respective calendar year period; less

         3. All covered Coverages A, B, C and D ceded Ultimate Net Losses paid by the Reinsurers that are not paid by deduction from the Funds Withheld Account.

              ARTICLE 12: LIABILITY OF THE REINSURER AND CURRENCY

A. The liability of the Reinsurer shall follow that of the Ceding Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Ceding Company's policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B. Nothing herein shall in any manner create any obligation or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

C. All of the provisions of this Treaty involving dollar amounts are expressed in terms of United States dollars and all Consideration and loss and allocated Loss Adjustment Expense payments hereunder shall be made in United States Dollars.

                            ARTICLE 13: COMMUTATION

On or after termination, the Ceding Company shall have the sole option, effective at any calendar year end on or after December 31st of each Coverage Year to commute all Coverages A, B, C and D ceded liability outstanding hereunder. At Commutation, the Funds Withheld Account shall be dissolved and the Ceding Company shall pay the entire amount of the respective Coverage Year Funds Withheld to the Reinsurers hereon. The Ceding Company may offset the payment of the Funds Withheld account against the commutation payment required at such time. At Commutation, the Reinsurers shall pay to the Ceding Company the lesser of:

A. The present value of Coverage A, Coverage B, Coverage C and Coverage D, if any, ceded outstanding loss and allocated Loss Adjustment Expense reserves as determined by a loss reserve analysis conducted by an independent actuarial firm acceptable to both the Ceding Company and the Reinsurers, with the Ceding Company bearing the cost of such analysis; or

B. The existing value of the Funds Withheld Account (as defined in ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT, INTEREST CREDIT AND EXPERIENCE ACCOUNT) at the Commutation date plus the balance of the Experience Account.

Said payment shall constitute, together with the Profit Sharing payment, a full and final settlement of all terms of this Treaty; the Ceding Company will execute a hold harmless agreement so stating and the Reinsurers will be thereby released from all current and future liability hereunder.

Commutation payments in accordance with this Article shall be treated as Ultimate Net Losses paid under this Treaty for determination of the Funds Withheld Account.

                  ARTICLE 14: EXCESS OF ORIGINAL POLICY LIMITS

This Treaty shall protect the Ceding Company, within the limits hereof, for 80% (eighty percent) of loss in excess of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Ceding Company would have been contractually liable to pay had it not been for the limit of the original policy.

                   ARTICLE 15: EXTRA CONTRACTUAL OBLIGATIONS

A. This Treaty shall protect the Ceding Company for 80% (eighty percent) of any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Treaty and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Ceding Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which any Extra Contractual Obligation is incurred by the Ceding Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

C. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                        ARTICLE 16: ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay and notification, omission or error is rectified upon discovery.

                         ARTICLE 17: ACCESS TO RECORDS

The Ceding Company shall place at the disposal of the Reinsurers at all reasonable times, and the Reinsurers shall have the right to inspect, through its authorized representatives, all books, records, and papers of the Ceding Company in connection with any reinsurance hereunder, or claims in connection herewith.

The Reinsurers agree that they will not disclose any confidential information obtained by it hereunder to parties not subject to this Treaty except under the following circumstances and then only as necessary.

A. When disclosure of such information is required in the normal course of Reinsurers' business; or

B.       With the prior written consent of the Ceding Company; or

C. When Reinsurers are required by a subpoena or court order to disclose such information. The Reinsurers shall promptly notify the Ceding Company of any attempt by a third party to obtain from it any such confidential information.

Reinsurers will provide Ceding Company or its designated representative with such information as Reinsurers and Ceding Company may agree is necessary to the Ceding Company's handling of the business reinsured herein.

The obligation contained in the provision shall survive termination of this Treaty.

                          ARTICLE 18: ACTUARIAL REVIEW

Should the Reinsurers desire at any time to review the loss reserves established by the Ceding Company as respects Coverage A and Coverage B Ultimate Net Losses, the Reinsurers shall select an independent actuarial firm acceptable to the Ceding Company to perform a reserve analysis. The costs of any reserve analysis performed under this Article will be borne by the Reinsurers hereon. Such a review shall be subject to the provisions of ARTICLE 17: ACCESS TO RECORDS.

              ARTICLE 19: LOSS RESERVE AND ADVANCE PREMIUM FUNDING

The Reinsurers will maintain appropriate reserves with respect to their share of the Advance Premium and loss reserves ceded and required under the terms of this Treaty which are reported by the Ceding Company on the Business Covered of this Treaty.

During the Term of this Treaty the Reinsurers agree to provide a clean, irrevocable and unconditional Letter of Credit in favor of the Ceding Company issued by a bank acceptable to the Ceding Company adjusted to at all times be equal to the ceded cumulative Ultimate Net Losses outstanding and Advance Premium ceded hereunder less the Funds Withheld Account balance at such dates. Such Letter of Credit shall be in the form, amount, and with an acceptable NAIC bank required to allow the Ceding Company to take Full Statutory Credit for amounts recoverable under this Treaty.

The Ceding Company also agrees to not make drawings upon the Letter of Credit provided by the Reinsurers for any purpose other than to reimburse the Ceding Company for loss settlements due under this Reinsurance Treaty for which one or more of the Reinsurers are in default by more than seven days and provided that the Ceding Company shall give the Reinsurers three days written notice prior to making any drawings.

The Ceding Company shall reimburse the Reinsurers for annual security cost equal to .5% of the amount of Letter of Credit issued or maintained hereon as of each December 31st. The Reinsurers shall request such reimbursement whereupon the Ceding Company shall make payment by direct wire transfer to the Reinsurers. All such amounts shall not be deducted from the Funds Withheld Account.

                    ARTICLE 20: FUNDS WITHHELD TRUST ACCOUNT

In the event that the Ceding Company experiences any one of the following circumstances, the Reinsurers may require a Trust Fund, with an independent bank, to be established for purposes of collateralizing the Funds Withheld Account hereon:

         1.       The Ceding Company's A.M. Best's Rating is downgraded below
                  B+; or

         2. The Ceding Company's combined statutory capital and surplus falls below $60 (sixty) million; or

         3. The Ceding Company effects both a change in ownership form such that the resulting ownership extends beyond the insureds of the Ceding Company and there is a change in the office of President.

The Ceding Company shall fully and promptly comply with such request from the Reinsurers. The Ceding Company shall transfer marketable assets with a market value equal to the required Funds Withheld Account balance within 30 (thirty) days from the Reinsurers' request to do so. The Ceding Company shall also transfer additional assets to the Trust Fund, if needed, to maintain the Trust Fund balance to be equal to the Funds Withheld requirement at each calendar quarter end including the requisite Interest Credit required hereon.

                             ARTICLE 21: INSOLVENCY

A. In the event of the insolvency of the Ceding Company, the reinsurance under this Treaty shall be payable by the Reinsurers (on the basis of the liability of the Ceding Company under the policy or policies reinsured without diminution because of the insolvency of the Ceding Company) to the Ceding Company or to its liquidator, receiver or statutory successor.

B. It is agreed, however, that liquidator or receiver or statutory successor of the insolvent Ceding Company shall give written notice to the Reinsurers of the pendency of a claim against the insolvent Ceding Company on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator or receiver or statutory successor. Accidental failure to give such notice shall not excuse the obligation unless Reinsurers are substantially prejudiced by the failure to give such notice. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurers.

C. Should the Ceding Company go into liquidation or should a receiver be appointed, the Reinsurers shall be entitled to deduct from any sums which may be or may become due to the Ceding Company under this Treaty any sums which are due to the Reinsurers by the Ceding Company under this Treaty and which are payable at a fixed or stated date, as well as any other sums due the Reinsurers which are permitted to be offset under applicable law.

                            ARTICLE 22: ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereinafter arising with respect to this Treaty, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Ceding Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 (thirty) days following the date of appointment of the Umpire. The Arbiters shall consider this Treaty as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from the following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. The decision shall be made in writing and will state the factual and legal basis supporting such decision. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Ceding Company to each of the Reinsurers constituting one party provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers participating under the terms of this Treaty from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties. Any arbitration shall be conducted in Lawrenceville, New Jersey.

                ARTICLE 23: CHANGES IN ADMINISTRATIVE PRACTICES

If any intentional or unintentional change in the Ceding Company's processing or payment of claims materially increases the Reinsurer's economic loss under this Treaty from what the economic loss would have been if there had been no such change, the Reinsurers shall prepare, and the Ceding Company shall accept, an adjustment of the portion of claims which is reimbursable, or any adjustments which will make the Reinsurer's risk position equivalent to that which would have been obtained under this Treaty if there had been no such change. The Reinsurers shall have the right to use auditing techniques, sampling techniques, or to otherwise investigate the nature and effect of any such change in administrative practices or of any possible. compensatory adjustment therefore. Any dispute with respect to such adjustment shall be resolved by arbitration as provided in ARTICLE 22: ARBITRATION.

                               ARTICLE 24: TAXES

The Ceding Company is solely liable for any Federal Excise Tax (FET) applicable to this Treaty. Any FET to be paid shall be paid directly by the Ceding Company to the taxing authorities and is in addition to the Consideration. No deduction shall be made from the Funds Withheld Account.

                          ARTICLE 25: SERVICE OF SUIT

It is agreed that in the event of the failure of Reinsurers hereon to pay any amount claimed to be due hereunder, Reinsurers hereon, at the request of the Ceding Company will submit to the jurisdiction of a court of competent jurisdiction within the United States. The foregoing shall not constitute a waiver of the right of the Reinsurers to commence any suit in, or to remove, remand or transfer any suit to any other court of competent jurisdiction in accordance with the applicable statutes of the state or United States pertinent thereto. It is further agreed that this Treaty shall be governed by the laws of the State of New Jersey.

It is further agreed that service of process in such suit may be made upon Kroll & Tract, 520 Madison Avenue, New York, New York 10022-4235, United States of America and that in any suit instituted against any one of them upon this Treaty, Reinsurers will abide by the final decision of such Court of any Appellate Court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of Reinsurers in any suit and/or upon the request of the Ceding Company to give a written undertaking to the Ceding Company that they will enter a general appearance upon Reinsurers' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or District of the United States which makes provision therefor, Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company or any beneficiary hereunder arising out of this Treaty, and hereby designate the above named as the person to whom said officer is authorized to mail such process or a true copy thereof.

                           ARTICLE 26: NO ASSIGNMENT

The Ceding Company and the Reinsurers hereon hereby agree that neither party shall have the right to assign its respective interests and liabilities, including the Funds Withheld and the Experience Account, under this Treaty. Notwithstanding the above, this clause shall not restrict the Ceding Company from making investments it deems appropriate.

                            ARTICLE 27: INTERMEDIARY

Pegasus Advisors, Inc., 35 Tower Lane, Avon, Connecticut 06001, is hereby recognized as the Intermediary negotiating this Treaty for all business hereunder and through whom all communication's relating hereto (including but not limited to notices, statements and reports) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the Ceding Company to the Intermediary, shall constitute payment to the Reinsurer but payment by the Reinsurer to the Intermediary shall only constitute payment to the Ceding Company to the extent such payments are actually received by the Ceding Company. Notwithstanding the foregoing, it is agreed that all payments will be direct from the Reinsurer to the Ceding Company, or from the Ceding Company to the Reinsurer, as appropriate.

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                  COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC
                   EXCESS OF LOSS REINSURANCE TREATY NO. 1996

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")

                                       AND

                       HANNOVER REINSURANCE (IRELAND) LTD.
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 40% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS REINSURANCE TREATY, Effective November 1, 1996, issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 31st day of July 1997,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey

By:      /s/ Daniel J. Goldberg
         --------------------------


In Dublin, Ireland, this 21st day of July 1997, For and on behalf of Hannover Reinsurance (Ireland) Ltd.

By:      /s/ R. Elers [SEAL]
         --------------------------
         US263  100397

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                  COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC
                   EXCESS OF LOSS REINSURANCE TREATY NO. 1996

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")

                                       AND

                         E&S REINSURANCE (IRELAND) LTD.
                                 DUBLIN, IRELAND
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 10% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS REINSURANCE TREATY, Effective November 1, 1996, issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 31st day of July 1997,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey

By:      /s/  Daniel J. Goldberg
         ----------------------------

In Dublin, Ireland, this 21st day of July 1997, For and on behalf of E&S Reinsurance (Ireland) Ltd.

By:      /s/ R. Elers [SEAL]
         ----------------------------
         US263  200397

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                  COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC
                   EXCESS OF LOSS REINSURANCE TREATY NO. 1996

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")

                                       AND

                UNDERWRITERS REINSURANCE COMPANY (BARBADOS) INC.
                     ROCKLEY, CHRIST CHURCH, BARBADOS, W.I.
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 35% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS REINSURANCE TREATY, Effective November 1, 1996, issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 31st day of July 1997,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey

By:      /s/  Daniel J. Goldberg
         ------------------------------


In Rockley, Christ Church, Barbados, W.I., this 21st day of July 1997, For and on behalf of Underwriters Reinsurance Company (Barbados) Inc.

By:      /s/      [Illegible]                        , President & CEO
         -------------------------------------------------------------

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                  COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC
                   EXCESS OF LOSS REINSURANCE TREATY NO. 1996

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")

                                       AND

                LONDON LIFE AND CASUALTY REINSURANCE CORPORATION
                       WILDEY, ST. MICHAEL, BARBADOS, W.I.
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 14% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS REINSURANCE TREATY, Effective November 1, 1996, issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 31st day of July 1997,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey

By:      /s/ Daniel J. Goldberg
         -----------------------------


In Wildey, St. Michael, Barbados, W.I., this 28th day of July 1997, For and on Behalf of London Life and Casualty Reinsurance Corporation

By:      /s/ Michael D. Price
         -----------------------------

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                  COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC
                   EXCESS OF LOSS REINSURANCE TREATY NO. 1996

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")

                                       AND

                     LAWRENCEVILLE REINSURANCE COMPANY LTD.
                                HAMILTON, BERMUDA
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 1% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS REINSURANCE TREATY, Effective November 1, 1996, issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 31st day of July 1997,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey

By:      /s/ Daniel J. Goldberg
         ----------------------------------


In Hamilton, Bermuda this 31st day of July 1997, For and on behalf of Lawrenceville Reinsurance Company Ltd.

By:      /s/  Allan Dunkle
         ----------------------------------

                                 ADDENDUM NO. 1

                                     TO THE

           COMBINED QUOTA SHARE, AGGREGATE AND SPECIFIC EXCESS OF LOSS
                               REINSURANCE TREATY

                (HEREINAFTER REFERRED TO AS "REINSURANCE TREATY")

                                    ISSUED TO

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")

                                       BY

                   THE REINSURANCES SUBSCRIBING THE RESPECTIVE
                      INTERESTS AND LIABILITIES AGREEMENTS

                  (HEREINAFTER REFERRED TO AS THE "REINSURERS")


The Ceding Company and the Reinsurers hereto hereby agree to amend the captioned Reinsurance Treaty, effective November 1, 1997, with respect to the Ceding Company's policies underwritten for the 1998 Coverage Year and thereafter as follows:



I. ARTICLE 5: COVERAGES AND AGGREGATE LIMITS, Section A., Coverage A, Part B, Second Paragraph - Increase the maximum aggregate additional limit from 5.6% (five point six percent) to 6.00% (six percent).

II. ARTICLE 7: NET RETAINED LIABILITY - Delete the entire final paragraph and replace with the following revised paragraph:

         "Furthermore, it is warranted that less than 5% (five percent) of the Ceding Company's SNWP or $7,000,000 (seven million dollars), whichever is greater, will originate from assumed reinsurance business other than Lawrenceville Re, AMM and LP&C."

III. ARTICLE 8: COVERAGE A, PART A ADVANCE AND ACTUAL CONSIDERATION, COVERAGE A, PART B ACTUAL CONSIDERATION AND CEDING COMMISSIONS, COVERAGE A ADDITION, COVERAGE CONSIDERATION, REINSURERS' EXPENSE CHARGE, COVERAGE B CONSIDERATION, COVERAGE C CONSIDERATION AND COVERAGE D CONSIDERATION


         1) Section A, Coverage A, Part B Actual Consideration - Delete the Actual Consideration/Ceded Loss Ratio table and replace with the following revised table:


                 "Ceded              Actual                     Ceded             Actual
                 Loss                Consideration              Loss              Consideration
                 Ratio               Coverage A, Part B         Ratio             Coverage A, Part B
                 -------             (% of SNWP)                -------          (% of SNWP)
                                     -----------                                  -----------
                 0 - 16              10.170                     46                25.710
                 17                  10.650                     47                26.440
                 18                  11.160                     48                27.170
                 19                  11.670                     49                27.680
                 20                  12.170                     50                28.190
                 21                  12.690                     51                28.700
                 22                  13.190                     52                29.210
                 23                  13.700                     53                29.720
                 24                  13.990                     54                30.230
                 25                  14.280                     55                30.740
                 26                  14.560                     56                31.250
                 27                  14.850                     57                31.750
                 28                  15.130                     58                32.260
                 29                  15.420                     59                32.770
                 30                  15.930                     60                33.280
                 31                  16.440                     61                33.790
                 32                  16.940                     62                34.300
                 33                  17.450                     63                34.810
                 34                  17.960                     64                35.320
                 35                  18.470                     65                35.830
                 36                  18.980                     66                36.340
                 37                  19.490                     67                36.880
                 38                  20.000                     68                37.350
                 39                  20.510                     69                37.860
                 40                  21.020                     70                38.370
                 41                  21.750                     71                38.880
                 42                  22.480                     72                39.390
                 43                  23.210                     73                39.900
                 44                  24.100                     74                40.410
                 45                  24.980                     75                40.920"

         2) Section A., Coverage A Additional Coverage Consideration - Delete paragraph in its entirety and replace with the following revised paragraph:

                  "In addition to Coverage A, Part B Actual Consideration for each Coverage Year, the Ceding Company shall credit the Funds Withheld Account for an amount equal to 52.0% (fifty two percent) of additional coverage, if any, provided by Reinsurers. All such Consideration, if any, shall be credited to the Funds Withheld Account as of November 1st of the preceding Coverage Year for purposes of Interest Credit hereon."


         3) Section B., Reinsurers' Expense Charge, Fourth paragraph - Delete the Ceded Loss Ratio table and replace with the following revised table:

                 "     Ceded Loss Ratio                                           X%
                       ----------------                                           --
                 Greater than or equal to       0%  Less than or equal to  23.0%  6.0
                 Greater than                23.0%  Less than or equal to  29.0%  7.0
                 Greater than                29.0%  Less than or equal to  34.0%  8.0
                 Greater than                34.0%  Less than or equal to  40.0%  9.0
                 Greater than                40.0%  Less than or equal to  65.0%  8.0
                 Greater than                65.0%  Less than or equal to  72.0%  7.0
                 Greater than                72.0%                                6.0      "


IV. ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT, INTEREST CREDIT AND EXPERIENCE ACCOUNT, C. Interest Credit - Reduce the interest rate from 8.28% to 7.254% throughout Section C.


In Witness Whereof, the Company has caused this Addendum to be executed by its duly authorized representatives:


Signed in Lawrenceville, New Jersey, this 11th day of May, 1998 for and on behalf of MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

By:      /s/  Daniel J. Goldberg
         ------------------------------
Title:            President & CEO
         ------------------------------

In Witness Whereof, the Reinsurer hereto has caused this Addendum to be executed by its duly authorized representative:


Signed in Wildey, St. Michael, Barbados, W.I., for a 14.00% share of the respective Reinsurance Treaty, this 16th day of June, 1998, for and on behalf of London Life and Casualty Reinsurance Corporation

By:      /s/  M.A. Gonsalves [SEAL]
         -------------------------------
Title:   /s/      Vice President
         -------------------------------

In Witness Whereof, the Reinsurer hereto has caused this Addendum to be executed by its duly authorized representative:


Signed in Dublin, Ireland, for a 40.00% share of the respective Reinsurance Treaty, this day of 26th May, 1998, for and on behalf of Hannover Reinsurance (Ireland) Ltd.

By:      /s/Reinhard Elers [SEAL]
         -------------------------------
Title:   Managing Director
         -------------------------------

In Witness Whereof, the Reinsurer hereto has caused this Addendum to be executed by its duly authorized representative:


Signed in Dublin, Ireland, for a 10.00% share of the respective Reinsurance Treaty, this day of 26th May, 1998, for and on behalf of E&S Reinsurance (Ireland) Ltd.

By:      /s/ Reinhard Elers [SEAL]
         -------------------------------
Title:   Managing Director
         -------------------------------

In Witness Whereof, the Reinsurer hereto has caused this Addendum to be executed by its duly authorized representative:


Signed in Rockley, Christ Church, Barbados, W.I., for a 35.00% share of the respective Reinsurance Treaty, this 18th day of May, 1998, for and on behalf of Underwriters Reinsurance Company (Barbados) Inc.

By:      /s/ [Illegible] [SEAL]
         -------------------------------
Title:   President & CEO
         -------------------------------

In Witness Whereof, the Reinsurer hereto has caused this Addendum to be executed by its duly authorized representative:


Signed in Hamilton, Bermuda., for a 1.00% share of the respective Reinsurance Treaty, this 18th day of May, 1998, for and on behalf of Lawrenceville Re, Ltd.

By:      /s/ Allan Dunkle
         -------------------------------
Title:   Vice President
         -------------------------------